UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Plug Power Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLUG POWER INC.

968 Albany-Shaker Road

Latham, NY 12110

April 14, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 22, 2003, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York.

The Annual Meeting has been called for the purpose of (i) electing three Class I Directors, each for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the three nominees as Class I Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

Dr. Roger B. Saillant

President and Chief Executive Officer

PLUG POWER INC.

968 Albany-Shaker Road

Latham, NY 12110

(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 22, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Plug Power Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2003, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of three Class I Directors, each to hold office until the Company’s 2006 annual meeting of stockholders and until such director’s successor is duly elected and qualified; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2003, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event that there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Ana-Maria Galeano

Corporate Secretary

Latham, NY

April 14, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PLUG POWER INC.

968 Albany-Shaker Road

Latham, NY 12110

(518) 782-7700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 22, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three Class I Directors, each to hold office until the Company’s 2006 annual meeting of stockholders and until such director’s successor is duly elected and qualified; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 14, 2003 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 61,875,385 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 2,070 stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the three nominees of the Board of Directors as Class I Directors of the Company as listed in this Proxy Statement. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) signing and duly delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report of the Company is being mailed to stockholders of the Company concurrently with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors of the Company is fixed at nine and the Board of Directors currently consists of nine members. The Board of Directors is divided into three classes, with three directors in Class I, three directors in Class II and three directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting of stockholders.

At the Annual Meeting, three Class I Directors will be elected to serve until the annual meeting of stockholders in 2006 and until such directors’ successors are duly elected and qualified. The Board of Directors has nominated Dr. Roger B. Saillant, Anthony F. Earley, Jr. and Gary K. Willis for re-election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Dr. Roger B. Saillant, Anthony F. Earley, Jr. and Gary K. Willis as directors. The nominees have agreed to stand for re-election and to serve, if elected, as directors. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held seven (7) meetings during the fiscal year ended December 31, 2002 (“Fiscal 2002”). During Fiscal 2002, each of the incumbent directors attended at least 75% of the total number of meetings of the Board, held during the period such person served as a director, except for Mr. Rice who attended 57% of the total number of meetings of the Board. The Board of Directors has established two standing committees; an Audit Committee (the “Audit Committee”) and a Compensation Committee (the “Compensation Committee”).

Audit Committee

The Audit Committee consisted of Messrs. Garberding (Chairman) and Shalikashvili and Anastasia Song, for the period from January 2002 through May 2002, Messrs. Garberding (Chairman) and Shalikashvili for the period June 2002 through September 2002 and Messrs. Garberding (Chairman), Shalikashvili and Grant for the period October 2002 through December 2002.

The Audit Committee held five (5) meetings during Fiscal 2002 and each member attended all of the meetings during the period in which such person served on the committee.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is currently composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy all requirements of the Nasdaq stock market as to independence, financial literacy and experience, except that Mr. Garberding is not independent as defined in Nasdaq Marketplace Rule 4200(a)(14). Mr. Garberding does not meet the independence definition because he was until January 1, 2002, a director of DTE Energy Company and Executive Vice President and Chief Financial Officer of DTE Energy and The Detroit Edison Company. Based on Mr. Garberding’s unique combination of extensive financial management, audit and accounting experience and his knowledge and understanding of the Company and its industry, the Board of Directors determined that Mr. Garberding’s membership on the Audit Committee was in the best interests of the Company and its stockholders. Effective January 1, 2002, Mr. Garberding resigned all of his positions with DTE Energy and The Detroit Edison Company.

The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on April 24, 2000. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records, auditors’ compensation, internal control procedures, and other activities. The Audit Committee also reviews the Company’s accounting policies, control systems and compliance activities. The following is a report on the Committee’s activities relating to Fiscal 2002.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the Company’s audited financial statements for Fiscal 2002 with the management of the Company, which has primary responsibility for the financial statements. The committee reviewed the Company’s procedures regarding it’s evaluation of financial disclosures including the Company’s appointment of a disclosure committee, which is responsible for evaluating the fairness of the Company’s financial disclosures.

Review of Financial Statements and Other Matters with Independent Accountant

KPMG LLP, the Company’s independent auditor for 2002, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with KPMG that firm’s independence. The Audit Committee also concluded that KPMG’s provision of non-audit services is compatible with KPMG’s independence.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2002 for filing with the Securities and Exchange Commission.

Recommend appointment of Independent Auditors

Also based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company appoint KPMG LLP as the Company’s independent accountants for the year ending December 31, 2003.

March 28, 2003

Audit Committee:

Larry Garberding (Chairman)

J. Douglas Grant

John M. Shalikashvili

Independent Auditors Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2002, and fees billed for other services rendered by KPMG LLP:

Audit Fees:	$75,000
Audit-Related Fees:	$242,094
Tax Fees:	$74,818
All Other Fees:	$31,450

In the above table, and in accordance with new SEC definitions and rules, “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees billed by KPMG to the Company for any services not included in the first three categories.

Compensation Committee

The Compensation Committee consisting of Messrs. Earley and McNamee held three (3) meetings during Fiscal 2002 and each member attended all of the meetings during the period in which such person served on the committee. The Compensation Committee reviews and recommends to the Board of Directors the non-stock compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also determines the options or stock grants to eligible persons under the Company’s 1999 Stock Option and Incentive Plan (See EXECUTIVE COMPENSATION—“Report of the Compensation Committee and the Board of Directors on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation”).

Information about our Directors

Set forth below is certain information regarding the directors of the Company, including the Class I Directors who have been nominated for re-election at the Annual Meeting.

Name	Age	Director Since
Class I—Term Expires 2003
Dr. Roger B. Saillant*	60	2000
Anthony F. Earley, Jr.* (2)	53	1997
Gary K. Willis*	57	2003

Class II–Term Expires 2004
George C. McNamee(2)	56	1997
Douglas T. Hickey	47	2000
J. Douglas Grant(1)	65	2002

Class III–Term Expires 2005
John M. Shalikashvili(1)	66	1999
Larry G. Garberding(1)	64	1997
John G. Rice	46	2000

*	Nominee for re-election.
(1)	Member of Audit Committee.
(2)	Member of the Compensation Committee.

The principal occupation and business experience for at least the last five years for each director of the Company is set forth below.

Dr. Roger B. Saillant has served as President & Chief Executive Officer and a member of the Board of Directors since December 2000. Prior to joining Plug Power, Dr. Saillant spent over 30 years with Ford Motor Company and Visteon Corporation, a full-service supplier of technology solutions to automotive manufacturers within the automotive aftermarket, a spin-off of Ford, where he most recently served as Vice President and General Manager of Visteon’s Energy Transformation Systems group. Dr. Saillant was responsible for Visteon’s Distributive Power unit, overseeing 12,000 employees on four continents. While at Ford Motor Company and Visteon Corporation, he held numerous management positions in the areas of component engineering, catalysts, electronics, and manufacturing. Dr. Saillant holds a Bachelor of Science degree in Chemistry from Bowdoin

College and a Ph.D. in Chemistry from Indiana University, as well as a post-doctorate degree in Organometallic Chemistry from the University of California.

Anthony F. Earley, Jr. has served as a member of the Board of Directors since June 1997. Mr. Earley has served as a director of DTE Energy Company since 1994, as Chairman of the Board and Chief Executive Officer of DTE Energy Company and its subsidiary, The Detroit Edison Company, since 1998, and as President and Chief Operating Officer of DTE Energy and Detroit Edison since 1994. From 1989 to 1994, Mr. Earley served as the President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley currently serves as a director of Comerica Bank, Mutual of America Capital Management Corporation and MASCO Corporation. Mr. Earley received a Bachelor of Science degree in Physics, a Master of Science degree in Engineering, and a Juris Doctorate from the University of Notre Dame.

Gary K. Willis has served as a member of the Board of Directors since March 2003. Mr. Willis joined the Board of Directors upon consummation of the merger between PlugPower and H Power Corp. and was a Director of H Power Corp. from June 2000 through March 2003. Mr. Willis retired as Chairman of the Board of Directors of Zygo Corporation, a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets, in November 2000 after having served in that capacity since November 1998. Mr. Willis had been a director of Zygo since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999 of that corporation. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc., Benthos Corporation and Middlesex Health Services, Inc. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.

George C. McNamee has served as Chairman of the Board of Directors since June 1997. Mr. McNamee has served as Chairman of First Albany Companies Inc., a specialty investment banking firm since 1984. Mr. McNamee also serves as a director of MapInfo Corporation, a maker of mapping software products, application development tools, and data products, and the META Group, Inc., a company that provides market assessments for clients in the information technology industry. Mr. McNamee is a member of the Board of Directors of the New York Stock Exchange and the New York Conservation Education Fund. Mr. McNamee received his Bachelor of Arts degree from Yale University.

Douglas T. Hickey has served as a member of the Board of Directors since September 2000. Since October 2001, Mr. Hickey has served as General Partner at Hummer-Winblad Venture Partners. Prior to 2001, Mr. Hickey served as Chief Executive Officer and Director of Critical Path Inc. Prior to joining Critical Path, he was Senior Vice President of Frontier Corporation and President of Frontier GlobalCenter, leading Frontier’s strategic direction into the internet and data environment. Mr. Hickey joined GlobalCenter in its infancy and, as Chief Executive Officer, built that company into one of the leading web hosting organizations, ultimately leading to its merger with Frontier. Prior to joining GlobalCenter, he was President of Internet services at MFS Communications, which acquired UUnet Technologies, the first commercial Internet service provider. Before joining MFS Communications, Mr. Hickey was general manager of North American sales and field operation at wireless pioneer Ardis, a Motorola company. He led Ardis’s marketing and sales operation, including its successful direct and indirect distribution channels. Mr. Hickey holds a degree in Economics from Siena College.

J. Douglas Grant was elected in October 2002. Mr. Grant has been Chairman of Sceptre Investment Counsel Limited, the tenth largest investment management company in Canada, since 1986. From 1976 to 1990, Mr. Grant was the Chief Executive Officer of Sceptre Investment Counsel Limited. In 1974 Mr. Grant was the

President of the Toronto Society of Financial Analyst’s. Mr. Grant is currently a Director of the Ontario Teachers Pension Plan, the second largest pension fund in Canada. Mr. Grant attended the University of Toronto and graduated with a Bachelor of Arts in Political Science and Economics. Mr. Grant is a Fellow of the Institute of Chartered Accountants of Ontario and is a Chartered Financial Analyst. Mr. Grant’s son is the son-in-law of Dr. Roger B. Saillant, Plug Power’s President and Chief Executive Officer.

John M. Shalikashvili (U.S. Army-ret.) has served as a member of the Board of Directors since November 1999. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe. He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is currently a director of L-3 Communications Holdings, Inc., a manufacturer of communications and related equipment, The Boeing Company and United Defense Industries, Inc., a privately held manufacturer of military track equipment and naval armament. General Shalikashvili received a Bachelor of Science degree in Mechanical Engineering from Bradley University and a Master of Arts degree in International Affairs from George Washington University, and is a graduate of the Naval Command and Staff College and the United States Army War College.

Larry G. Garberding has served as a member of the Board of Directors since June 1997. Mr. Garberding was a Director and Executive Vice President and Chief Financial Officer of DTE Energy Company and the Detroit Edison Company from 1990 through 2001. Mr. Garberding is currently a Director of Altarum Institute, a non-profit research and innovations institute; H2Gen Innovations, Inc., a developer of hydrogen generation equipment; Intermagnetics General Corporation, a manufacturer of magnetic resonance imaging and instrumentation products; Intermap Technologies Corporation, a digital mapping company; and Translink Management Development Corporation, a developer of electrical transmission systems in the Great Plains. Mr. Garberding received a Bachelor of Science degree in Industrial Administration from Iowa State University.

John G. Rice has served as a member of the Board of Directors since July 2000. Mr. Rice serves as President and Chief Executive Officer of GE Power Systems, a $20 billion segment of the General Electric Company that is headquartered in Atlanta, Georgia. Mr. Rice began his General Electric career in 1978 as a member of the Financial Management Program, moving to the Corporate Audit Staff in 1981. He became Manager, Materials at GE Appliances, Louisville in 1984. In 1986, he became Manager, Quality Control Production Engineering and Materials Operation for GE Appliances. Mr. Rice became President, GEM Products, Inc., Garden Grove, California in 1987; following which he held general management positions in Louisville in Consumer Service and Production Operations. In August 1990, Mr. Rice became General Manager, Material Resources, GE Appliances, and in 1992, he was named President and Chief Operating Officer of Camco, Inc. located in Canada. In 1994, he assumed leadership of the Corporate Audit Staff and a year later was appointed President, GE Plastics-Pacific in Singapore. Mr. Rice was appointed President and CEO, GE Transportation Systems in Erie, Pennsylvania in September 1997. In June 2000, Mr. Rice was named Chief Operating Officer of GE Power Systems and was named to his current position at GE Power Systems in December, 2000. Mr. Rice attended Hamilton College in Clinton, New York and graduated with a Bachelor of Arts in Economics. He currently serves on the Board of Trustees of Hamilton College. In addition, Mr. Rice is chairman of the U.S. Energy Association, a director of Emory Healthcare, chairman-elect of the Metro Atlanta Chamber of Commerce, a member of the Georgia Tech Board of Advisors, and a trustee at the Walker School.

Director Compensation

Directors who are employees receive no additional compensation for their services as directors. In October 2002, the Compensation Committee recommended, and the Board of Directors approved, a new Non-Employee Director Compensation Plan (“Plan”), which became effective and was retroactive to January 1, 2002. In developing its recommendations, the committee was guided by the following goals: compensation should fairly pay directors for work required in a company of this Company’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Compensation: Under the new plan, each non-employee director shall be paid an annual retainer of $20,000 ($25,000 for any non-employee Chairman) for their services as directors and an additional annual retainer of $5,000 ($10,000 for any non-employee Chairman) for their services as a member of any committee. These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees.

The total amount of the annual retainers shall be paid in a combination of fifty (50%) percent cash and fifty (50%) percent Plug Power common stock with an option to receive up to one hundred (100%) percent Plug Power common stock, at the election of the non-employee director. All such stock shall be fully vested at the time upon issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at board meetings.

Stock Options: Non-employee directors are also eligible to participate in our 1999 Stock Option and Incentive Plan at the discretion of the full Board of Directors. In accordance with a policy approved by our Board of Directors, upon initial election or appointment to the Board of Directors, new non-employee directors receive non-qualified stock options to purchase 15,000 shares (50,000 shares for any new non-employee Chairman) of Common Stock with an exercise price equal to fair market value on the date of grant an that are fully vested upon grant. Each year of a non-employee director’s tenure, the director will receive non-qualified options to purchase 10,000 shares (20,000 shares for any non-employee Chairman), plus non-qualified options to purchase an additional 5,000 shares for a non-employee director serving as chairman of the Audit Committee and non-qualified options to purchase an additional 2,000 shares for a non-employee director serving as chairman of any other committee, including the Compensation Committee. These annual options, with an exercise price equal to fair market value on the date of grant, fully vest on the first anniversary of the date of grant.

EXECUTIVE OFFICERS

The names and ages of all executive officers and key employees of the Company and the principal occupation and business experience for at least the last five years for each are set forth below.

Executive Officers	Age	Position
Dr. Roger B. Saillant	60	President, Chief Executive Officer and Director
Gregory A. Silvestri	42	Chief Operating Officer
David A. Neumann	40	Vice President and Chief Financial Officer
Mark A. Sperry	42	Vice President and Chief Marketing Officer
Dr. John F. Elter	61	Vice President of Research and System Architecture

Dr. Roger B Saillant’s biographical information can be found in the section entitled “Information about our Directors” in this proxy statement.

Gregory A. Silvestri has served as Chief Operating Officer since August 2000. In that capacity, Mr. Silvestri manages the full range of manufacturing activities, product engineering and supply chain management. From June 1999 to August 2000 Mr. Silvestri served as our Vice President of Operations. From May 1991 to May 1999, Mr. Silvestri served in a number of senior general management positions responsible for North American and Asia-Pacific operations for Norton Company, an operating unit of Saint- Gobain Corporation that supplies engineered materials to a variety of industries. Prior to that, Mr. Silvestri served as an Engagement Manager within the Industrial Practice Group of McKinsey & Company. Mr. Silvestri received his Bachelor of Science and Engineering degree in Chemical Engineering from Princeton University and a Masters in Business Administration degree, with honors, from the University of Virginia.

David A. Neumann was appointed Vice President and Chief Financial Officer in January 2003. In that capacity, Mr. Neumann is responsible for management of the finance, accounting, investor relations and information systems. Prior to his appointment, Mr. Neumann served as Corporate Controller for the Company since December 1997. Prior to joining Plug Power, Mr. Neumann was with Trans World Entertainment, where he managed the external reporting functions of the Company. Mr. Neumann also held the position of Assistant Corporate Controller for The Raymond Corporation in Greene, New York and was a senior associate with PricewaterhouseCoopers (formerly Coopers & Lybrand). Mr. Neumann is a Certified Public Accountant and holds a Bachelor’s of Science degree in Accounting from the State University of New York at Plattsburgh.

Mark A. Sperry has served as Vice President and Chief Marketing Officer since May 2000. In that capacity, Mr. Sperry is responsible for all sales and marketing activities including product strategy development, channel management, market engagement, government relations and marketing communications. Additionally, he manages our field service and applications development activities. Prior to joining Plug Power, Mr. Sperry spent 15 years at Xerox Corporation, where he most recently served as Vice President and General Manager for the Production Color Business within the North American Solutions Group. While at Xerox, he held a wide variety of positions spanning finance, operations, marketing and strategy, including worldwide marketing responsibility for the highly successful, multi-billion dollar DocuTech product family. Mr. Sperry received Bachelor of Art’s Degrees in Economics and Political Science from Dickinson College and a Masters in Business Administration from Syracuse University.

Dr. John F. Elter has served as Vice President of Research and Systems Architecture since March 2001. Prior to joining Plug Power, Dr. Elter worked at Eastman Kodak Corporation, where he most recently served as Vice President and Chief Technology Officer in the professional division. Prior to Kodak, Dr. Elter spent over 30 years at Xerox Corporation, where he held a variety of management positions spanning advanced technology, engineering, quality, strategy and architecture, business development and operations. Dr. Elter has a proven track record in leading high technology innovation and product commercialization, which included two major product platforms that have generated over $40 billion in revenue. Dr. Elter holds a Bachelor of Science degree in Mechanical Engineering from Purdue University, a Master of Science degree in Mechanical Engineering from New York University, and a Ph.D. in Mechanical and Aerospace Sciences from the University of Rochester.

Subject to any terms of any employment agreement with the Company, each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the individual serving as the Company’s Chief Executive Officer and the four other most highly compensated executive officers during Fiscal 2002 (“named executive officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards($)(1)	Securities Underlying Options(#)	All Other Compensation
Dr. Roger B. Saillant(2)	2002	$300,000	$—	$—	—	$11,881
President and	2001	300,000	—	84,900	11,747	12,849
Chief Executive Officer	2000	—	85,875	—	750,000	—

Gregory A. Silvestri(3)	2002	235,000	48,500	—	—	—
Chief Operating Officer	2001	234,038	66,505	39,247	60,000	117,500
	2000	205,608	60,000	—	50,000	—

Mark A. Sperry(4)	2002	205,000	48,500	—	—	4,613
Vice President and	2001	204,520	58,015	—	85,027	2,819
Chief Marketing Officer	2000	134,615	30,000	—	140,000	80,965

Dr. John F. Elter(5)	2002	225,000	48,500	—	—	10,417
Vice President of Research	2001	193,846	98,763	—	135,810	37,813
and System Architecture	2000	—	—	—	—	—

W. Mark Schmitz(6)	2002	250,000	48,500	—	—	106,565
(former Vice President, Treasurer	2001	138,462	70,750	—	257,789	59,816
and Chief Financial Officer)	2000	—	—	—	—	—

(1)	The amounts in this column represent shares of restricted Common Stock. The recipients of restricted Common Stock awards are entitled to receive dividends on shares they hold prior to vesting.

On November 14, 2001, the Company awarded 9,953 shares of Restricted Stock to Dr. Saillant and 4,601 shares of Restricted Stock to Mr. Silvestri, for services rendered in 2001, valued at $8.53 per share, which was based on the closing market price of the Common Stock on the date of grant. Dr. Saillant must be employed through November 14, 2004, to receive the Common Stock free of restriction. Of the restricted shares awarded to Mr. Silvestri, 2,300 vested on November 14, 2002 and 2,301 will vest on November 14, 2003. The vesting provisions require that Mr. Silvestri is employed by Plug Power through November 14, 2003, at which time he will receive the remainingCommon Stock free of restriction.

(2)	Dr. Saillant started with Plug Power in December 2000. The amount of other compensation in 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $11,881 and the amount in 2001 represents $6,000 of matching contributions we made under our 401(k) Savings and Retirement Plan and moving and relocation expenses of $6,849 paid by the Company.

(3)	The amount of other compensation in 2001 represents the taxable amount attributable to the exercise of non-qualified employee stock options. Mr. Silvestri exercised and sold 25,000 options, at the time of our public offering on July 19, 2001, with an exercise price of $6.67 per share and a market value of $11.37 per share.
(4)	Mr. Sperry started with Plug Power in May 2000. The amount of other compensation in 2002 and 2001 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $4,613 and $2,819, respectively, and the amount in 2000 represents moving and relocation expenses of $80,965 paid by the Company.
(5)	Mr. Elter started with Plug Power in March 2001. The amount of other compensation in 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $10,471 and the amount of other compensation in 2001 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $2,942 and moving and relocation expenses of $34,871 paid by the Company.
(6)	Mr. Schmitz started with Plug Power in June 2001 and resigned from all positions with Plug Power on January 17, 2003. The amount of other compensation in 2002 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $9,359 and moving and relocation expenses of $97,206 paid by the Company. The amount of other compensation in 2001 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $769 and moving and relocation expenses of $59,047 paid by the Company.

Option Grants In Last Fiscal Year

The Company did not grant stock options to any of the named executive officers in Fiscal 2002 and therefore the stock option grant table has been omitted.

Fiscal Year-End Option Values

Option Exercises and Option Values.    The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the named executive officers at December 31, 2002.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise(1)(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Roger B. Saillant	—		230,873	530,874	N/A	N/A
Gregory A. Silvestri	—	—	185,000	100,000	N/A	N/A
Mark A. Sperry	—	—	123,343	151,684	N/A	N/A
Dr. John F. Elter	—	—	113,405	22,405	N/A	N/A
W. Mark Schmitz	—	—	69,227	188,562	N/A	N/A

(1)	None of the named executive officers exercise any options in Fiscal 2002.
(2)	None of these options had any value because the exercise price for each option exceeded the last reported sale price, on the Nasdaq National Market, on December 31, 2002.

Employment Agreements

Dr. Saillant and the Company are parties to an employment agreement which renews automatically for successive on-year terms unless Dr. Saillant or the Company gives notice to the contrary. Dr. Saillant receives an annual base salary of $300,000 and is eligible to: (i) receive an annual incentive bonus with a target amount equal to 100 percent of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit and executive perquisites. Dr. Saillant’s employment may be terminated by the Company for “cause”, as defined in the agreement, or by Dr. Saillant for “good reason”, as defined in the agreement, or without “good reason” upon sixty days’ prior notice to the Company. If Dr. Saillant’s employment is terminated by the Company for any reason other than cause, death or disability, or in the event that Dr. Saillant terminates his employment with the Company and is able to establish “good reason”, the Company is obligated to pay Dr. Saillant the sum of the following amounts: (i) his expected bonus through the date of termination; plus (ii) either, two years’ annual base salary and two years’ expected bonus if the date of termination occurs within one year after a change in control of the Company, or one year’s annual salary and expected bonus if the termination occurs either in the absence of a change in control or more than one year after a change in control. In the event, of a termination for “good reason,” Dr. Saillant is entitled to be fully vested in any outstanding restricted stock, stock options and other stock awards previously granted. Furthermore, the Company is required to continue paying health insurance and other benefits to Dr. Saillant and his eligible family members for the applicable period.

The Company and Mr. Silvestri are parties to an agreement pursuant to which he will receive 100% of his base salary, continuation of employee benefits and vesting of stock options for twelve months if we terminate his employment for any reason. Mr. Silvestri’s agreement survives both or either (a) a merger, reorganization or consolidation, or (b) a sale of all or substantially all of the assets or stock of our company.

The Company and Mr. Sperry are parties to an agreement that provides, among other things, that, if within a year after a change in control, the Company terminates Mr. Sperry or assigns him duties materially inconsistent with his position (a “Terminating Event”), he may be entitled to (1) receive a lump sum payment equal to the sum of (i) his average annual base salary over the three (3) fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three (3) fiscal years prior to the change in control, (2) vest in his options for twelve (12) months, and (3) receive benefits, including health, dental and life insurance for twelve (12) months.

The Company and Mr. Elter are parties to an agreement that provided, among other things, that, if within a year after a change in control, the Company terminates Mr. Elter or assigns him duties materially inconsistent with his position (a “Terminating Event”), he may be entitled to (1) receive a lump sum payment equal to the sum of (i) his average annual base salary over the three (3) fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three (3) fiscal years prior to the change in control, (2) vest in his options for twelve (12) months, and (3) receive benefits, including health, dental and life insurance for twelve (12) months.

The Company and Mr. Schmitz were parties to an agreement that provided, among other things, that, if within a year after a change in control, the Company terminates Mr. Schmitz or assigns him duties materially inconsistent with his position (a “Terminating Event”), he may be entitled to (1) receive a lump sum payment equal to the sum of (i) his average annual base salary over the three (3) fiscal years prior to the Terminating Event and (ii) his average annual bonus over the three (3) fiscal years prior to the change in control, (2) vest in his options for twelve (12) months, and (3) receive benefits, including health, dental and life insurance for twelve (12) months.

[The following Report of the Compensation Committee of the Board of Directors on Executive Compensation, and the Shareholder Return Performance Graph on page [17] will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.]

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer. In general, compensation is designed to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company’s stockholders.

Compensation for the named executive officers during Fiscal 2002 included salary, bonus and incentive awards. Base salary was determined by reviewing the previous levels of base salary, base salaries paid by comparable companies to executives with similar responsibilities, perceived level of individual performance and the overall performance of the Company. No specific weight was given to any of these factors in the evaluation of base salaries because each of these factors was considered significant and the relevance of each varies depending on an officer’s responsibilities.

For Fiscal 2002, bonus amounts were based on the named executive officers’ specific contributions made during the year toward the Company’s goals established at the beginning of the year. Bonus amounts were paid in the fourth quarter of Fiscal 2002. Stock options are also granted to executive officers based upon their specific responsibilities and are granted by the Compensation Committee. The Company did not issue stock options to any of the named executive officers in fiscal 2002. The Compensation Committee believes that the current salary and bonus structure along with stock option grants, which generally vest equally over three or four years, the executive team is properly motivated to achieve the short- and long-term goals of the Company.

Chief Executive Officer’s Fiscal 2002 Compensation

The Compensation Committee determined Dr. Saillant’s annual base salary and incentives (as described under the caption “Employment Agreements”) in accordance with the principles and methods applied to other executive officers at similar companies. As President and Chief Executive Officer of the Company, Dr Saillant was eligible to participate in the same executive compensation programs available to the Company’s other Executive Officers.

During fiscal 2002, Dr. Saillant received an annual base salary of $300,000. In order to conserve cash resources Dr. Saillant elected to forego a cash bonus in fiscal 2002.

Compliance with Internal Revenue Code Section 162(m)

The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m), which bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company’s executive officers is well below the $1 million salary limitation. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

Compensation Committee:

    Anthony F. Earley, Jr.

    George C. McNamee

Compensation Committee Interlocks and Insider Participation

During Fiscal 2002, Messrs. Earley and McNamee, neither of whom is an employee of the Company, served as members of the Compensation Committee. For information regarding their relationships with the Company, see “Certain Relationships and Related Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

First Albany Companies Inc. (FAC), owns approximately 4.4% of our outstanding Common Stock. FAC also owns approximately 10.8% of Mechanical Technology Inc. (MTI) which beneficially owns approximately 12.2% of our Common Stock. George C. McNamee, the Chairman and Co-Chief Executive Officer of FAC served as the Chief Executive Officer and director of MTI until October 2002, is currently the Chairman of the Board of Directors of Plug Power.

Edison Development Corporation (EDC) beneficially owns approximately 23.2% of our outstanding Common Stock. Anthony F. Earley, Jr., the Chairman, Chief Executive Officer, President and Chief Operating Officer of DTE Energy Company, is a director of Plug Power.

GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business, beneficially owns approximately 10.2% of our outstanding Common Stock. John G. Rice, President and Chief Executive Officer of GE Power Systems, is a director of the Company. Pursuant to an agreement with GE MicroGen, the Company has agreed to use its best efforts to cause one individual nominated by GE Power Systems, Inc. to be elected to our Board of Directors for as long as our distribution agreement with GEFCS is in effect.

In February 1999, we entered into an agreement with GE MicroGen, Inc. to form GE Fuel Cell Systems, LLC (GEFCS), to exclusively market, sell, install and service our stationary PEM fuel cell systems on a global basis, with the exception of the states of Illinois, Indiana, Michigan and Ohio, in which DTE Energy Technologies, Inc., has exclusive distribution rights. Plug Power has a 40 percent ownership interest in GEFCS. Under the terms of our distribution agreement with GEFCS, we serve as GEFCS’ exclusive supplier of the PEM fuel cell systems and related components meeting the specifications set forth in the distribution agreement. GE MicroGen, Inc. is a wholly owned subsidiary of General Electric Company that operates within the GE Power Systems business. We may, under certain circumstances, sell systems directly to governmental and quasi-governmental entities under the terms of our distribution agreement with GEFCS. With respect to fuel cell systems that we do sell directly we will provide, or enter into a subcontract to provide, product support services directly.

Under a separate agreement, we have agreed to source from General Electric Company technical support services for our product development effort, including engineering, testing, manufacturing and quality control services. Under this agreement, we have committed to purchase a minimum of $12.0 million of such services over a five year period, which began September 30, 1999. Through December 31, 2002, we have purchased approximately $6.6 million of such services and we expect to fulfill our obligation over the remainder of its term. General Electric Company has agreed to act as the agent in procuring certain equipment, parts and components and is providing training services to the Company’s employees regarding procurement activities pursuant to this agreement.

Shareholder Return Performance Graph

Below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the Nasdaq Composite Index and the companies included within the Russell 3000 Technology Composite Index for the period commencing October 29, 1999 and ending December 31, 2002. The calculation of total cumulative return assumes a $100 investment in the Company’s Common Stock, the Nasdaq Composite Index and the Russell 3000 Technology Composite Index on October 29, 1999, the date of the Company’s initial public offering, and the reinvestment of all dividends. The beginning measurement point is established by the market close on October 29, 1999.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 28, 2003 by:

•	all persons known by us to own beneficially 5% or more of the Common Stock;

•	each of our directors;

•	the named executive officers; and

•	all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	Percent
DTE Energy Company(3)	14,395,581	23.2%
Mechanical Technology Incorporated	7,573,227	12.2
General Electric Company(4)	6,393,666	10.2
First Albany Companies Inc.(5)	2,721,088	4.4
Anthony F. Earley, Jr.(6)	14,454,581	23.3
Larry G. Garberding(7)	54,000	*
J. Douglas Grant(8)	17,500	*
Douglas T. Hickey(9)	35,000	*
George C. McNamee(10)	2,976,588	4.8
John G. Rice(11)	6,428,666	10.4
John M. Shalikashvili(12)	76,833	*
Gary K. Willis(13)	59,293	*
Dr. Roger B. Saillant(14)	276,139	*
Gregory A. Silvestri(15)	207,541	*
Mark Sperry(16)	171,819	*
Dr. John F. Elter(17)	114,662	*
W. Mark Schmitz(18)	7,598	*
All executive officers, directors, and director-nominees as a group (14 persons) (19)	24,933,411	38.9

*	Represents less than 1% of the outstanding shares of Common Stock
(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder. The address of Mechanical Technology, Inc. is 431 New Karner Road, Albany, New York 12205. The address of Edison Development Corporation is c/o DTE Energy Company, 2000 Second Avenue, 644 WCB, Detroit, Michigan 48226. The address of General Electric is c/o GE Power Systems, One River Road, Schenectady, New York 12345. The address of all other listed stockholders is c/o Plug Power Inc., 968 Albany-Shaker Road, Latham, New York 12110.
(2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 28, 2003, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person that are exercisable within 60 days of March 28, 2003, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 61,875,385 shares of Common Stock outstanding as of March 28, 2003.

(3)	Includes 14,395,581 shares owned of record by Edison Development Corporation, an indirect wholly-owned subsidiary of DTE Energy Company, of which 270,000 are shares of Plug Power common stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(4)	Includes 5,668,666 shares of Plug Power common stock owned of record by GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business and 725,000 shares of Plug Power common stock issuable upon the exercise of an outstanding option that is exercisable within 60 days of March 28, 2003, by GEPS Equities, Inc.
(5)	Includes 2,721,088 shares owned of record by First Albany Companies Inc. Mr. McNamee, Chairman and Co-Chief Executive Officer of First Albany Companies Inc., may be deemed the beneficial owner of these shares. Mr. McNamee disclaims beneficial ownership of these shares.
(6)	Includes 14,395,581 shares owned of record by Edison Development Corporation, an indirect wholly-owned subsidiary of DTE Energy Company, of which 270,000 are shares of Plug Power common stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 28, 2003. Mr. Earley, a director and executive officer of DTE Energy, may be deemed the beneficial owner of these shares. Mr. Earley disclaims beneficial ownership of these shares. Also includes 55,000 shares of Plug Power common stock issuable upon exercise of outstanding options held by Mr. Earley that are exercisable within 60 days of March 28, 2003. Mr. Earley has assigned to DTE Energy Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.
(7)	Includes 30,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(8)	Includes 15,000 shares of Plug Power common stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(9)	Includes 35,000 shares of Plug Power common stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(10)	Includes 240,000 shares of Plug Power common stock issuable upon exercise of outstanding options held by Mr. McNamee that are exercisable within 60 days of March 28, 2003. Mr. McNamee, Chairman and Co-Chief Executive Officer of First Albany Companies Inc, may be deemed the beneficial owner of 2,721,088 shares owned of record by First Albany Companies Inc. Mr. McNamee disclaims beneficial ownership of these shares.
(11)	Includes 5,668,666 shares of Plug Power common stock owned of record by GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business and 725,000 shares of Plug Power common stock issuable upon the exercise of an outstanding option that is exercisable within 60 days of March 28, 2003, by GEPS Equities, Inc. Mr. Rice, a senior vice president of General Electric Company and the president and chief executive officer of GE Power Systems, disclaims beneficial ownership of these shares. Also includes 35,000 shares of Plug Power common stock issuableupon exercise of outstanding options held by Mr. Rice that are exercisable within 60 days of March 28, 2003. Mr. Rice has assigned to General Electric Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.
(12)	Includes 55,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.

(13)	Includes 59,293 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(14)	Includes 230,873 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(15)	Includes 204,997 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(16)	Includes 170,672 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(17)	Includes 113,404 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.
(18)	Resigned from all positions with Plug Power on January 17, 2003.
(19)	Includes 2,289,692 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 28, 2003.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2004 Annual Meeting must be received by the Company on or before December 16, 2003 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Secretary, Plug Power Inc., 968 Albany-Shaker Road, Albany, New York, 12110.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2004 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not less than 90 days nor more than 120 days prior to May 22, 2004, which dates are March 8, 2004 and January 27, 2004, respectively, if the date of the 2004 Annual Meeting is subsequently moved more than 30 days before or more than 60 days after May 22, 2004, such proposals must be received not more than 120 days prior to the date of the 2004 Annual Meeting and not later than the later of (a) 90 days prior to the date of the 2004 Annual Meeting or (b) the 10th day following the date on which public announcement of the 2004 Annual Meeting is made, as set forth in the Company’s By-laws. Stockholder proposals must include all supporting documentation required by the Company’s By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. A KPMG LLP representative will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from certain Section 16 Persons that no other Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2002 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                PLUG POWER INC.

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
 A [X]   votes as in this
         example.

                           FOR all nominees
                        listed at right (except       ABSTAIN
                           as marked to the         to vote for
                           contrary below)          all nominees
Proposal 1:
   Election of three             [_]                    [_]
   Class I Directors,
   each to hold office
   until the Company's 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

To abstain to vote for any individual nominee, write that nominee's name in the space below:

___________________________________________________________________

NOMINEES:
   Dr. Roger B. Saillant
   Anthony F. Earley, Jr.
   Gary K. Willis

In their discretion, the Proxy holders are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please be sure to sign and date this Proxy.

PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

Stockholder(s) Signature:                              Dated:             , 2002
                          ----------------------------        -----------

NOTE: Please sign name exactly as shown here. If more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, indicating title or authority.

                                PLUG POWER INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PLUG POWER INC. FOR THE
      ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 22, 2003

     The undersigned hereby constitutes and appoints David Neumann and Ana-Maria
Galeano Proxies of the undersigned, with full power of substitution in each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Plug Power Inc. (the "Company") held of record by the undersigned as of the close of business on March 28, 2003, at the
Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Albany Marriott, 189 Wolf Road, Albany, New York, at 10:00 a.m. local time, on Thursday, May 22, 2003, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1. IN THEIR
DISCRETION, THE PROXY HOLDERS ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR
POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE
BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND
RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying
Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.